ZEOLITE PURCHASE AGREEMENT


     THIS ZEOLITE PURCHASE AGREEMENT (this "Agreement") is made this 3rd day of July, 2000 by and between CENTRE CAPITAL CORPORATION, a Nevada corporation (the "Company") and EQUITABLE ASSETS INCORPORATED, a Belize corporation ("EAI").

     WHEREAS, the Company wishes to purchase 58,285.71 tons of paid up zeolite mineral (the "Asset") as described in the Assignment attached as Exhibit A
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hereto  and incorporated by reference herein for all purposes (the "Assignment")
from  EAI;  and

     WHEREAS,  EAI  wishes  to  sell  the  Asset  to  the  Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.     Purchase.  The Company hereby purchases the Asset from EAI, pursuant
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to  the terms set forth herein and the Assignment in consideration of the sum of
$11,307,428. EAI hereby sells the Asset to the Company pursuant to the terms set forth herein and in the Assignment.

     2.     Representations.  EAI  hereby represents and warrants that it is the
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lawful  owner  of  the  Asset,  that  the  Asset is free and clear of all liens, security agreements, encumbrances, claims, demands or claims, demands and charges of any kind whatsoever, and that EAI has the corporate power and authority to carry out the terms of this Agreement and the Assignment. EAI further represents that it has not, and shall not, enter into any agreement which might prevent it from performing its obligations hereunder.

     3.     Payment.  In  full  payment for the Asset as provided hereunder, the
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Company  hereby issues to EAI 1,000,000 shares of the restricted common stock of the Company, par value $0.001 per share (the "Common Stock"), the receipt and sufficiency of which is hereby acknowledged by EAI.

     4.     Restrictions  on  Transfer.  EAI  understands  and  agrees  that the
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following  restrictions  and  limitations  are  applicable  to the shares of the
Common  Stock  to  be  issued  to  EAI  hereunder:

           (a) The shares shall not be sold, pledged, hypothecated or otherwise transferred unless the shares are registered under the Securities Act of 1933, as amended, and the securities laws of any state or foreign jurisdiction, or are exempt therefrom;

           (b) A legend in substantially the following form has been or will be placed on any certificate or other document evidencing the shares:


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          THE SECURITIES  REPRESENTED  BY THIS  INSTRUMENT OR DOCUMENT HAVE BEEN
          ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE OR FOREIGN JURISDICTION. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE
          SUBMISSION   TO  THE  COMPANY  OF  SUCH  OTHER   EVIDENCE  AS  MAY  BE
          SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE OR FOREIGN JURISDICTION, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

          (c) Stop transfer instructions to the transfer agent of the shares have been or will be placed with respect to the shares so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (b) above; and

          (d) The legend and stop transfer instructions described in subparagraphs (b) and (c) above will be placed with respect to any new certificate or other document issued upon presentment by EAI of certificates or other documents for transfer.

     5.     Registration  Rights  Agreement.  On  even date herewith the parties
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have  executed  that  certain  Registration Rights Agreement with respect to the
Common Stock to be issued to EAI hereunder, a copy of which is attached hereto as Exhibit B and incorporated herein by reference for all purposes.
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     6.     Conflict.  Notwithstanding  anything  herein  contained  to  the
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contrary,  in  the  event  of any conflict between the terms of the Registration
Rights Agreement or this Agreement, the terms of the Registration Rights Agreement shall control.

     7.     Attorney's  Fees.  In  the event that it should become necessary for
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any  party  entitled  hereunder  to  bring  suit against any other party to this
Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other parties hereto.

     8.     Governing  law;  Jurisdiction.  This  Agreement shall be governed by
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and  construed in accordance with the laws of the State of Texas, without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for Tarrant County, Texas, as well as of the District Courts of the State of Texas in Tarrant County, Texas over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.


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     9.     Arbitration.  Any controversy or claim arising out of or relating to
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this  Agreement,  or  the  breach,  termination,  or  validity thereof, shall be settled  by  final  and  binding  arbitration  in accordance with the Commercial
Arbitration Rules of the American Arbitration Association ("AAA Rules") in effect as of the effective date of this Agreement. The American Arbitration Association shall be responsible for (a) appointing a sole arbitrator, and (b) administering the case in accordance with the AAA Rules. The situs of the arbitration shall be Fort Worth, Texas. Upon the application of either party to this Agreement, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction hereby are authorized to: (x) issue and enforce in any lawful manner, such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement; and (y) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement. Any order or judgment rendered by the arbitrator may be entered and enforced by any court having competent jurisdiction.

     10.     Benefit.  All  the  terms and provisions of this Agreement shall be
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binding  upon  and  inure  to  the  benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Notwithstanding anything herein contained to the contrary, the Company shall have the right to assign this Agreement to any party without the consent of EAI.

     11.     Notices.  All  notices, requests and other communications hereunder
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shall  be  in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Company, addressed to Mr. Karl Jacobs at 2619 Gravel Drive, Fort Worth, Texas 76118, telephone (817) 595-0919 and fax (817) 595-0991; and if to EAI, addressed to Mr. Louis G. Mehr at 35 Barrack Road, Third Floor, Belize City, Belize, telephone (281) 933-4784 and fax (281)
933-8893; provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

     12.     Construction.  Words  of any gender used in this Agreement shall be
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held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     13.     General Assurances.  The parties agree to execute, acknowledge, and
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deliver  all  such  further  instruments,  and do all such other acts, as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.


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     14.     Construction  of  Agreement.  The  parties  hereto  acknowledge and
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agree  that  neither  this  Agreement nor any of the other documents executed in connection herewith shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that each of the parties hereto contributed substantially to the negotiation and preparation of this Agreement and the documents executed in connection herewith.

     15.     No  Third Party Beneficiaries.  Except as otherwise expressly forth
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in  this Agreement, no person or entity not a party to this Agreement shall have rights  under  this  Agreement  as  a  third  party  beneficiary  or  otherwise.

     16.     Incorporation  by  Reference.  Any  agreement referred to herein is
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hereby  incorporated  into  this  Agreement  by  this  reference.

     17.     Relationship  of Parties.  Notwithstanding anything to the contrary
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herein,  this  Agreement  shall not in any manner be construed to create a joint venture, partnership, agency or other similar form of relationship, and neither party shall have the right or authority to: (a) commit the other party to any obligation or transaction not expressly authorized by such other party, or (b) act or purport to act as agent or representative of the other, except as expressly authorized in writing by such other party.

     18.     Waiver.  No  course  of  dealing on the part of any party hereto or
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its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     19.     Cumulative Rights.  The rights and remedies of any party under this
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Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     20.     Invalidity.  In  the  event  any  one  or  more  of  the provisions
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contained  in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     21.     Time  of  the  Essence.  Time  is of the essence of this Agreement.
             ----------------------

     22.     Headings.  The  headings used in this Agreement are for convenience
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and  reference  only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

     23.     Multiple  Counterparts.  This  Agreement  may be executed in one or
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more  counterparts,  each of which shall be deemed an original, but all of which together  shall  constitute  one  and  the  same  instrument.


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     24.     Entire  Agreement.  This  instrument,  together with the Assignment
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and  the Registration Rights Agreement, contains the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                                         CENTRE  CAPITAL  CORPORATION



                                         By
                                             -----------------------------------
                                             Karl  Jacobs,  Chairman


                                         EQUITABLE  ASSETS  INCORPORATED



                                         By
                                             -----------------------------------
                                             Louis  G.  Mehr,  President

Attachments:
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Exhibit  A  -  Assignment
Exhibit  B  -  Registration  Rights  Agreement


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